Exhibit 99.1

Offerpad Reports Fourth Quarter and Full Year 2023 Results

Q4 2023 revenue of $240.5 million up sequentially and in-line with guidance

Full year 2023 revenue of $1.3 billion

Reiterates expectation to achieve sustainable Adjusted EBITDA profitability in 2024

CHANDLER, Ariz.—(BUSINESS WIRE)— Offerpad Solutions Inc. (“Offerpad”) (NYSE: OPAD), a leading tech-enabled platform for residential real estate, today released financial results for the three months ended and full year December 31, 2023.

“We successfully navigated 2023 from a position of operational excellence,” said Brian Bair, chairman and CEO. “During the year, we acted decisively to streamline the business and reduce costs, setting us up to drive improved top line growth and profitability in 2024 and beyond. At the same time, our team remains focused on leveraging our foundational cash offering to grow Offerpad’s asset light services and diversify our revenue streams.”

“Looking at 2024, we will continue to prioritize our strategic imperatives, which include removing the friction from real estate, advancing our asset light product lines, and expanding our partner ecosystem. We’re proactively optimizing our capital allocation across our highest performing and most efficient markets. We are particularly enthusiastic about the opportunity to build upon our Agent Partnership Program and strengthen our position as a trusted solutions center for customers and partners across the real estate landscape.”

Highlights include:

•	Improved Net Loss and delivered sequential improvement in key metrics of Homes Sold, Revenue, and Adjusted EBITDA, in line with guidance

•	Time to Cash for homes sold in 4Q23 improved to 97 days, down from 142 days in 4Q22

•	Inventory owned 180+ days at year end improved to 4.4%, down from 35% in 2022

•	Increased asset-light revenue streams, presenting 43% of unit transactions in 2023, versus 24% in 2022

•	Increased closed renovation projects by 148% in 4Q23 sequentially

•	Expanded Offerpad’s Agent Partnership Program to more than 20% of overall requests in 4Q23

Q4 2023 Financial Results (quarter over quarter)

	Q4 2023		Q3 2023		Percentage Change
Homes acquired	678		930		(27%)
Homes sold	712		703		1%
Revenue	$240.5M		$234.2M		3%
Gross profit	$16.7M		$24.0M		(30%)
Net loss	($15.4M	)	($20.0M	)	23%
Adjusted EBITDA	($7.0M	)	($13.3M	)	47%
Diluted Net Loss per Share	($0.57)		($0.73)		22%
Gross profit per home sold	$23,400		$34,100		(31%)
Contribution profit (loss) after interest per home sold	$10,200		$27,200		(63%)
Cash and cash equivalents	$76.0M		$106.0M		(28%)

Q4 2023 Financial Results (year over year)

	Q4 2023		Q4 2022		Percentage Change
Homes acquired	678		539		26%
Homes sold	712		1,865		(62%)
Revenue	$240.5M		$677.2M		(64%)
Gross profit	$16.7M		($44.9M	)	n.a.
Net loss	($15.4M	)	($121.1M	)	87%
Adjusted EBITDA	($7.0M	)	($103.7M	)	93%
Diluted Net Loss per Share	($0.57)		($7.35)		92%
Gross profit (loss) per home sold	$23,400		($24,100)		n.a.
Contribution profit (loss) after interest per home sold	$10,200		($32,800)		n.a.
Cash and cash equivalents	$76.0M		$97.2M		(22%)

2023 Financial Results (year over year)

	2023		2022		Percentage Change
Homes acquired	2,812		9,034		(69%)
Homes sold	3,674		10,635		(65%)
Revenue	$1.3B		$4.0B		(67%)
Gross profit	$70.2M		$182.4M		(62%)
Net loss	($117.2M	)	($148.6M	)	21%
Adjusted EBITDA	($82.4M	)	($103.8M	)	21%
Diluted Net Loss per Share	($4.44)		($9.09)		51%
Gross profit per home sold	$19,100		$17,200		11%
Contribution profit (loss) after interest per home sold	($13,900)		$9,300		n.a.
Cash and cash equivalents	$76.0M		$97.2M		(22%)

Additional information regarding Offerpad’s fourth quarter and full year 2023 financial results and management commentary can be found by accessing the Company’s Quarterly Letter to Shareholders on the Offerpad investor relations website.

First Quarter 2024 Outlook

Offerpad is providing its first quarter outlook for 2024 as follows:

Q1 2024 Outlook
Homes Sold	750 – 850
Revenue	$245M – $285M
Adjusted EBITDA[1]	($10M) – ($2.5M)

[1]	See Non-GAAP financial measures below for an explanation of why a reconciliation of this guidance cannot be provided.

Conference Call and Webcast Details

Brian Bair, Chairman and CEO, and James Grout, Interim Principal Financial Officer, will host a conference call and accompanying webcast on February 26, 2024, at 4:30 p.m. ET. The webcast can be accessed on Offerpad’s Investor Relations website. Those interested can register here. Access to a replay of the webcast will be available from the same website address shortly after the live webcast concludes.

About Offerpad

Offerpad’s mission is to deliver the best home buying and selling experience. From cash offers and flexible listing options to mortgages and buyer services, Offerpad has been helping homeowners since 2015. We pair our local expertise in residential real estate with proprietary technology to put you in control of the process and help find the right solution that fits your needs. Visit Offerpad.com for more information.

#OPAD_IR

Contacts

Investors

Investors@offerpad.com

Media

Press@offerpad.com

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Offerpad’s future financial or operating performance. For example, statements regarding Offerpad’s financial outlook, including homes sold and Adjusted EBITDA, for the fourth quarter 2023, and expectations regarding profitability, including the timing of reaching sustainable positive Adjusted EBITDA, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, Offerpad’s ability to respond to general economic conditions; the health of the U.S. residential real estate industry; Offerpad’s ability to grow market share in its existing markets or any new markets it may enter; Offerpad’s ability to manage its growth and its costs structure effectively; Offerpad’s ability to accurately value and manage real estate inventory, maintain an adequate and desirable supply of real estate inventory, and manage renovations; Offerpad’s ability to successfully launch new product and service offerings, and to manage, develop and refine its technology platform; Offerpad’s ability to maintain and enhance its products and brand, and to attract customers; Offerpad’s ability to achieve and maintain profitability in the future; the success of strategic relationships with third parties; and Offerpad’s failure to meet the New York Stock Exchange’s continued listing standards. These and other important factors discussed under the caption “Risk Factors” in Offerpad’s Annual Report on Form 10-K for the year ended December 31, 2023 to be with the Securities and Exchange Commission on or about February 27, 2024, and Offerpad’s other reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Offerpad and its management, are inherently uncertain. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Offerpad undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data) (Unaudited)	2023	2022	2023	2022
Revenue	$240,458	$677,214	$1,314,412	$3,952,314
Cost of revenue	223,766	722,074	1,244,231	3,769,892

Gross profit (loss)	16,692	(44,860)	70,181	182,422

Operating expenses:
Sales, marketing and operating	17,932	48,761	116,558	238,931
General and administrative	8,775	13,300	50,091	58,718
Technology and development	1,236	2,978	7,945	12,090

Total operating expenses	27,943	65,039	174,594	309,739

Loss from operations	(11,251)	(109,899)	(104,413)	(127,317)
Other income (expense):
Change in fair value of warrant liabilities	(109)	3,360	68	23,522
Interest expense	(5,154)	(15,135)	(18,859)	(45,991)
Other income, net	1,065	861	6,149	1,532

Total other expense	(4,198)	(10,914)	(12,642)	(20,937)

Loss before income taxes	(15,449)	(120,813)	(117,055)	(148,254)
Income tax benefit (expense)	8	(324)	(163)	(359)

Net loss	$(15,441)	$(121,137)	$(117,218)	$(148,613)

Net loss per share, basic	$(0.57)	$(7.35)	$(4.44)	$(9.09)

Net loss per share, diluted	$(0.57)	$(7.35)	$(4.44)	$(9.09)

Weighted average common shares outstanding, basic	27,292	16,492	26,385	16,343

Weighted average common shares outstanding, diluted	27,292	16,492	26,385	16,343

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Balance Sheets

	As of December 31,
(in thousands, except par value per share) (Unaudited)	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$75,967	$97,241
Restricted cash	3,967	43,058
Accounts receivable	9,935	2,350
Real estate inventory	276,500	664,697
Prepaid expenses and other current assets	5,236	6,833

Total current assets	371,605	814,179
Property and equipment, net	4,517	5,194
Other non-current assets	3,572	5,696

TOTAL ASSETS	$379,694	$825,069

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,946	$4,647
Accrued and other current liabilities	13,859	28,252
Secured credit facilities and other debt, net	227,132	605,889
Secured credit facilities and other debt - related party	30,092	60,176

Total current liabilities	276,029	698,964
Warrant liabilities	471	539
Other long-term liabilities	1,418	3,689

Total liabilities	277,918	703,192

Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.0001 par value; 2,000,000 shares authorized; 27,233 and 15,491 shares issued and outstanding as of December 31, 2023 and 2022, respectively	3	2
Class B common stock, zero shares authorized, issued and outstanding as of December 31, 2023; and $0.0001 par value, 20,000 shares authorized; 988 shares issued and outstanding as of December 31, 2022	—	—
Additional paid in capital	499,660	402,544
Accumulated deficit	(397,887)	(280,669)

Total stockholders’ equity	101,776	121,877

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$379,694	$825,069

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Statements of Cash Flows

	Year Ended December 31,
($ in thousands) (Unaudited)	2023	2022
Cash flows from operating activities:
Net loss	$(117,218)	$(148,613)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	728	1,022
Amortization of debt financing costs	4,343	2,948
Real estate inventory valuation adjustment	8,937	93,810
Stock-based compensation	7,915	8,307
Change in fair value of warrant liabilities	(68)	(23,522)
Gain on sale of derivative instruments	(2,124)	—
Loss on disposal of property and equipment	76	—
Changes in operating assets and liabilities:
Accounts receivable	(7,585)	3,815
Real estate inventory	379,260	374,064
Prepaid expenses and other assets	3,733	(275)
Accounts payable	299	(1,752)
Accrued and other liabilities	(16,664)	(4,402)

Net cash provided by operating activities	261,632	305,402

Cash flows from investing activities:
Purchases of property and equipment	(127)	(1,070)
Purchases of derivative instruments	(2,569)	—
Proceeds from sale of derivative instruments	4,681	—

Net cash provided by (used in) investing activities	1,985	(1,070)

Cash flows from financing activities:
Borrowings from credit facilities and other debt	875,559	3,178,033
Repayments of credit facilities and other debt	(1,286,795)	(3,540,466)
Payment of debt financing costs	(1,948)	(646)
Borrowings from warehouse lending facility	25,193	—
Repayments of warehouse lending facility	(25,193)	—
Proceeds from issuance of pre-funded warrants	90,000	—
Proceeds from exercise of pre-funded warrants	11	—
Issuance cost of pre-funded warrants	(784)	—
Proceeds from exercise of stock options	53	4,898
Payments for taxes related to stock-based awards	(78)	(285)

Net cash used in by financing activities	(323,982)	(358,466)

Net change in cash, cash equivalents and restricted cash	(60,365)	(54,134)
Cash, cash equivalents and restricted cash, beginning of period	140,299	194,433

Cash, cash equivalents and restricted cash, end of period	$79,934	$140,299

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:
Cash and cash equivalents	$75,967	$97,241
Restricted cash	3,967	43,058

Total cash, cash equivalents and restricted cash	$79,934	$140,299

Supplemental disclosure of cash flow information:
Cash payments for interest	$24,730	$59,732

Non-GAAP Financial Measures

In addition to Offerpad’s results of operations above, Offerpad reports certain financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). These measures have limitations as analytical tools when assessing Offerpad’s operating performance and should not be considered in isolation or as a substitute for GAAP measures, including gross profit and net income.

Offerpad may calculate or present its non-GAAP financial measures differently than other companies who report measures with similar titles and, as a result, the non-GAAP financial measures Offerpad reports may not be comparable with those of companies in Offerpad’s industry or in other industries. Offerpad has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted net income (loss) within this press release because Offerpad is unable to calculate certain reconciling items without making unreasonable efforts. These items, which include, but are not limited to, stock-based compensation with respect to future grants and forfeitures, could materially affect the computation of forward-looking net income (loss), are inherently uncertain and depend on various factors, some of which are outside of Offerpad’s control.

Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins)

To provide investors with additional information regarding Offerpad’s margins, Offerpad has included Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins), which are non-GAAP financial measures. Offerpad believes that Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest are useful financial measures for investors as they are used by management in evaluating unit level economics and operating performance across Offerpad’s markets. Each of these measures is intended to present the economics related to homes sold during a given period. Offerpad does so by including revenue generated from homes sold (and ancillary services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in real estate inventory as of the end of the period presented. Contribution Profit provides investors a measure to assess Offerpad’s ability to generate returns on homes sold during a reporting period after considering home acquisition costs, renovation and repair costs, and adjusting for holding costs and selling costs. Contribution Profit After Interest further impacts gross profit by including interest costs (including senior and mezzanine secured credit facilities) attributable to homes sold during a reporting period. Offerpad believes these measures facilitate meaningful period over period comparisons and illustrate Offerpad’s ability to generate returns on assets sold after considering the costs directly related to the assets sold in a presented period.

Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest (and related margins) are supplemental measures of Offerpad’s operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in real estate inventory at the end of the period, costs required to be recorded under GAAP in the same period.

Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad’s results as reported under GAAP. Offerpad includes a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit.

Adjusted Gross Profit / Margin

Offerpad calculates Adjusted Gross Profit as gross profit under GAAP adjusted for (1) net real estate inventory valuation adjustment plus (2) interest expense associated with homes sold in the presented period and recorded in cost of revenue. Net real estate inventory valuation adjustment is calculated by adding back the real estate inventory valuation adjustment charges recorded during the period on homes that remain in real estate inventory at period end and subtracting the real estate inventory valuation adjustment charges recorded in prior periods on homes sold in the current period. Offerpad defines Adjusted Gross Margin as Adjusted Gross Profit as a percentage of revenue.

Offerpad views this metric as an important measure of business performance, as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit helps management assess performance across the key phases of processing a home (acquisitions, renovations, and resale) for a specific resale cohort.

Contribution Profit / Margin

Offerpad calculates Contribution Profit as Adjusted Gross Profit, minus (1) direct selling costs incurred on homes sold during the presented period, minus (2) holding costs incurred in the current period on homes sold during the period recorded in sales, marketing, and operating, minus (3) holding costs incurred in prior periods on homes sold in the current period recorded in sales, marketing, and operating, plus (4) other income, net which is primarily comprised of interest income earned on our cash and cash equivalents and fair value adjustments of derivative financial instruments. The composition of Offerpad’s holding costs is described in the footnotes to the reconciliation table below. Offerpad defines Contribution Margin as Contribution Profit as a percentage of revenue.

Offerpad views this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution Profit helps management assess inflows and outflow directly associated with a specific resale cohort.

Contribution Profit / Margin After Interest

Offerpad defines Contribution Profit After Interest as Contribution Profit, minus (1) interest expense associated with homes sold in the presented period and recorded in cost of revenue, minus (2) interest expense associated with homes sold in the presented period, recorded in costs of sales, and previously excluded from Adjusted Gross Profit, and minus (3) interest expense under Offerpad’s senior and mezzanine secured credit facilities incurred on homes sold during the period. This includes interest expense recorded in prior periods in which the sale occurred. Offerpad’s senior and mezzanine secured credit facilities are secured by their homes in real estate inventory and drawdowns are made on a per-home basis at the time of purchase and are required to be repaid at the time the homes are sold. Offerpad defines Contribution Margin After Interest as Contribution Profit After Interest as a percentage of revenue.

Offerpad views this metric as an important measure of business performance. Contribution Profit After Interest helps management assess Contribution Margin performance, per above, when fully burdened with costs of financing.

The following tables present a reconciliation of Offerpad’s Adjusted Gross (Loss) Profit, Contribution (Loss) Profit and Contribution (Loss) Profit After Interest to Offerpad’s Gross (Loss) Profit, which is the most directly comparable GAAP measure, and Contribution (Loss) Profit Per Home Sold and Contribution (Loss) Profit After Interest Per Home Sold to Offerpad’s Gross (Loss) Profit Per Home Sold, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages and homes sold, unaudited)	2023	2022	2023	2022
Gross profit (loss) (GAAP)	$16,692	$(44,860)	$70,181	$182,422
Gross margin	6.9%	(6.6%)	5.3%	4.6%
Homes sold	712	1,865	3,674	10,635
Gross profit (loss) per home sold	$23.4	$(24.1)	$19.1	$17.2
Adjustments:
Real estate inventory valuation adjustment - current period (1)	565	44,075	837	58,413
Real estate inventory valuation adjustment - prior period (2)	(713)	(25,469)	(58,125)	(1,205)
Interest expense capitalized (3)	964	3,081	7,234	12,660

Adjusted gross profit (loss)	$17,508	$(23,173)	$20,127	$252,290
Adjusted gross margin	7.3%	(3.4%)	1.5%	6.4%
Adjustments:
Direct selling costs (4)	(5,829)	(20,584)	(35,225)	(97,381)
Holding costs on sales - current period (5)(6)	(742)	(1,251)	(3,357)	(8,342)
Holding costs on sales - prior period (5)(7)	(285)	(1,209)	(2,166)	(918)
Other income, net (8)	1,065	861	6,149	1,532

Contribution profit (loss)	$11,717	$(45,356)	$(14,472)	$147,181
Contribution margin	4.9%	(6.7%)	(1.1%)	3.7%
Homes sold	712	1,865	3,674	10,635
Contribution profit (loss) per home sold	$16.5	$(24.3)	$(3.9)	$13.8
Adjustments:
Interest expense capitalized (3)	(964)	(3,081)	(7,234)	(12,660)
Interest expense on homes sold - current period (9)	(2,041)	(5,858)	(15,289)	(32,022)
Interest expense on homes sold - prior period (10)	(1,466)	(6,943)	(13,924)	(3,737)

Contribution profit (loss) after interest	$7,246	$(61,238)	$(50,919)	$98,762
Contribution margin after interest	3.0%	(9.0%)	(3.9%)	2.5%
Homes sold	712	1,865	3,674	10,635
Contribution profit (loss) after interest per home sold	$10.2	$(32.8)	$(13.9)	$9.3

(1)

Real estate inventory valuation adjustment – current period is the real estate inventory valuation adjustments recorded during the period presented associated with homes that remain in real estate inventory at period end.

(2)	Real estate inventory valuation adjustment – prior period is the real estate inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(3)

Interest expense capitalized represents all interest related costs, including senior and mezzanine secured credit facilities, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.

(4)	Direct selling costs represents selling costs incurred related to homes sold in the period presented. This primarily includes broker commissions and title and escrow closing fees.
(5)	Holding costs primarily include insurance, utilities, homeowners association dues, property taxes, cleaning, and maintenance costs.
(6)	Represents holding costs incurred on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations.
(7)	Represents holding costs incurred in prior periods on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations.
(8)	Other income, net principally represents interest income earned on our cash and cash equivalents and fair value adjustments of derivative financial instruments.
(9)	Represents both senior and mezzanine interest expense incurred on homes sold in the period presented and expensed to interest expense on the Condensed Consolidated Statements of Operations.
(10)

Represents both senior and mezzanine secured credit facilities interest expense incurred in prior periods on homes sold in the period presented and expensed to interest expense on the Condensed Consolidated Statements of Operations.

Adjusted Net Income (Loss) and Adjusted EBITDA

Offerpad also presents Adjusted Net Income (Loss) and Adjusted EBITDA, which are non-GAAP financial measures, which the management team uses to assess Offerpad’s underlying financial performance. Offerpad believes these measures provide insight into period over period performance, adjusted for non-recurring or non-cash items.

Offerpad calculates Adjusted Net Income (Loss) as GAAP Net Income (Loss) adjusted for the change in fair value of warrant liabilities. Offerpad defines Adjusted Net Income (Loss) Margin as Adjusted Net Income (Loss) as a percentage of revenue.

Offerpad calculates Adjusted EBITDA as Adjusted Net Income (Loss) adjusted for interest expense, amortization of capitalized interest, taxes, depreciation and amortization and stock-based compensation expense. Offerpad defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue.

Adjusted Net Income (Loss) and Adjusted EBITDA are supplemental to Offerpad’s operating performance measures calculated in accordance with GAAP and have important limitations. For example, Adjusted Net Income (Loss) and Adjusted EBITDA exclude the impact of certain costs required to be recorded under GAAP and could differ substantially from similarly titled measures presented by other companies in Offerpad’s industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad’s results as reported under GAAP.

The following table presents a reconciliation of Offerpad’s Adjusted Net Income (Loss) and Adjusted EBITDA to their GAAP Net Income (Loss), which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages, unaudited)	2023	2022	2023	2022
Net loss (GAAP)	$(15,441)	$(121,137)	$(117,218)	$(148,613)
Change in fair value of warrant liabilities	(109)	(3,360)	(68)	(23,522)

Adjusted net loss	$(15,332)	$(124,497)	$(117,286)	$(172,135)
Adjusted net loss margin	(6.4)%	(18.4)%	(8.9)%	(4.4)%
Adjustments:
Interest expense	5,154	15,135	18,859	45,991
Amortization of capitalized interest (1)	964	3,081	7,234	12,660
Income tax expense (benefit)	(8)	324	163	359
Depreciation and amortization	172	258	728	1,022
Amortization of stock-based compensation	2,000	2,014	7,915	8,307

Adjusted EBITDA	$(7,050)	$(103,685)	$(82,387)	$(103,796)
Adjusted EBITDA margin	(2.9)%	(15.3)%	(6.3)%	(2.6)%

(1)

Amortization of capitalized interest represents all interest related costs, including senior and mezzanine secured interest related costs, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.